UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 23, 2005
Date of Report (Date of earliest event reported)
Grupo Transportación Ferroviaria Mexicana, S.A. de C.V.
(Exact Name of Registrant as Specified in Its Charter)

Mexico (State or Other Jurisdiction of Incorporation)	333-08322-01 (Commission File Number)	N/A (IRS Employer Identification No.)
Av. Periférico Sur No. 4829, 4to Piso
Col. Parques del Pedregal
14010 México, D.F.
México
(Address of Principal Executive Offices)
+ (5255) 5447-5836
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
On November 18, 2005, TFM, S.A. de C.V. (“TFM”), a wholly owned subsidiary of Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. (“Grupo TFM”), a wholly owned subsidiary of Kansas City Southern, announced that José Francisco Cuevas Feliu had voluntarily resigned as the Chief Financial Officer of TFM and Grupo TFM, effective as of November 18, 2005.
In connection with Mr. Cuevas’ tender of his resignation and TFM’s acceptance of the resignation on November 18, 2005, on behalf of itself and its affiliates, Mr. Cuevas executed a confidentiality undertaking, an acknowledgement of receipt of payments made in accordance with Mexican labor law, and a release of any and all claims arising out of his employment with TFM and the termination of his employment with TFM.
Item 1.02      Termination of a Material Definitive Agreement.
Effective November 18, 2005, Mr. Cuevas resigned his employment with TFM (see Item 1.01 above), which terminated his employment agreement with TFM, which was previously effective as of September 1, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grupo Transportación Ferroviaria Mexicana, S.A. de C.V.
November 23, 2005	By:	/s/ Francisco Javier Rión
Francisco Javier Rión
Chief Executive Officer